                                  EXHIBIT A (9)

                              Reinsurance Agreement

                                      BMA

                              REINSURANCE AGREEMENT

                                     between

                          SAFECO LIFE INSURANCE COMPANY
                               Seattle, Washington

                  hereinafter referred to as the CEDING COMPANY

                                       and


                   BUSINESS MEN'S ASSURANCE COMPANY OF AMERICA

                              Kansas City, Missouri

                         hereinafter referred to as BMA

                                AUTOMATIC TREATY
                                TABLE OF CONTENTS

ARTICLE                                                                       PAGE
I        BASIS OF REINSURANCE .................................................1
II       LIABILITY ............................................................2
III      ADMINISTRATIVE REPORTING .............................................3
IV       PLANS OF REINSURANCE .................................................5
V        REINSURANCE PREMIUM ..................................................5
VI       PREMIUM ACCOUNTING ...................................................6
VII      OVERSIGHTS ......................... .................................7
VIII     REDUCTIONS, TERMINATIONS AND CHANGES .................................7
IX       INCREASE IN RETENTION AND RECAPTURES..................................8
X        REINSTATEMENTS .......................................................9
XI       EXPENSE OF ORIGINAL POLICY............................................9
XII      CLAIMS................................................................9
XIII     TAX CREDITS...........................................................10
XIV      INSPECTION OF RECORDS ................................................11
XV       INSOLVENCY............................................................11
XVI      ARBITRATION...........................................................12
XVII     PARTIES TO AGREEMENT .................................................12
XVIII    TERMINATION OF AGREEMENT..............................................13

                                    SCHEDULES
A        SPECIFICATIONS
B        BENEFITS AND NAR CALCULATIONS
C        ADDITIONAL INFORMATION AND EXCEPTIONS

                                    EXHIBITS

I        RETENTION LIMITS
IA       UNDERWRITING GUIDELINES
II       REINSURANCE PREMIUMS
III      COMMISSIONS AND ALLOWANCES (COINSURANCE)

                                    ARTICLE I

                              BASIS OF REINSURANCE


REINSURANCE UNDER THIS AGREEMENT MUST BE INDIVIDUAL INSURANCE. THE CEDING COMPANY SHALL AUTOMATICALLY REINSURE THE LIFE INSURANCE FOR THE PLAN(S) AS STATED IN SCHEDULE A AND ANY ADDITIONAL BENEFITS LISTED IN SCHEDULE B.


1. REQUIREMENTS FOR AUTOMATIC REINSURANCE

        A. The individual risk must be a permanent resident of the United States or Canada.


        B. The individual risk must be underwritten by the CEDING COMPANY according to the standard underwriting practices and guidelines as shown in Exhibit IA. The CEDING COMPANY shall immediately notify BMA of any changes in underwriting practices or guidelines. Any risk falling into a category of special underwriting programs shall be excluded from this Agreement.


        C. Any risk offered on a facultative basis to BMA or any other reinsurer shall not qualify for automatic reinsurance.


        D. The maximum issue age on any risk shall be age 70. Issue ages over 70 must be submitted facultatively.


        E. The mortality rating on any one risk must not exceed Table 8, or 300%, or its equivalent on a flat extra premium basis. Cases exceeding Table 8, or 300%, or its equivalent must be submitted facultatively.


        F. The maximum amount of insurance issued and applied for in all companies on any one risk shall not exceed the Jumbo limits as stated in Schedule A.


        G. On any risk, the CEDING COMPANY must retain the amounts of insurance as stated in Exhibit I.


        H. The maximum amounts of insurance to be reinsured on any one life shall not exceed the automatic binding limits as stated in Schedule A.


        I.   The minimum amount of insurance to be ceded shall be $5,000.

2. REQUIREMENTS FOR FACULTATIVE REINSURANCE

        A.   Plan of Insurance Listed in Schedule A:

             (1) If the Requirements for Automatic Reinsurance are met but the CEDING COMPANY prefers to apply for facultative reinsurance, or

             (2) If Requirements for Automatic Reinsurance are not met then the CEDING COMPANY must submit to BMA all the underwriting documentation relating to the insurability of the individual risk for facultative reinsurance.


      B.   Plan of Insurance Not Listed in Schedule A:

                    On a Yearly Renewable Term treaty the CEDING COMPANY may submit an application for facultative reinsurance on any plan(s).

                    On a Coinsurance treaty the Ceding Company cannot submit an application for facultative reinsurance on plan(s) other than the plan(s) listed in Schedule A.

      C. An application for facultative reinsurance may include life insurance with or without either disability waiver of premium or accidental death or both. Only accidental death reinsurance may be submitted without an application for life insurance.

      D. Copies of all underwriting papers relating to the insurability of the individual risk must be sent to BMA for facultative reinsurance. After BMA has examined the underwriting papers, BMA will promptly notify the CEDING COMPANY of the underwriting offer subject to additional requirements, the final underwriting offer or declination. Any final underwriting offer on the individual risk will automatically terminate upon the earliest of:

           (1) The date BMA receives notice of a withdrawal/cancellation by the CEDING COMPANY,

           (2)    120 days after the date on which the offer was made, or

           (3)    The date specified in BMA`s approval to extend the offer.

      E.   The minimum amount of insurance to be ceded shall be $5,000.

                                   ARTICLE II

                                    LIABILITY

1. BMA's liability for automatic reinsurance shall begin simultaneously with the CEDING COMPANY's liability.

2. Except for additional coverage pertaining to conditional receipt as described in Schedule C, BMA's liability for facultative reinsurance on individual risks shall not begin unless and until the CEDING COMPANY has accepted BMA's final and unconditional written offer on the application for facultative reinsurance.


3. BMA's liability for reinsurance on individual risks shall terminate when the CEDING COMPANY's liability terminates.


4. As long as the original policy remains in full force, all paid-up additions and accumulated dividends shall be the liability of the CEDING COMPANY.


5. In no event shall reinsurance under this Agreement be in force unless the insurance issued directly by the CEDING COMPANY is in force and is issued and delivered in a jurisdiction in which the CEDING COMPANY is properly licensed.

6. The payment of reinsurance premiums in accordance with this Agreement shall be a condition precedent to the liability of BMA under reinsurance covered by this Agreement

                                   ARTICLE III

                            ADMINISTRATIVE REPORTING


1.    Self-Administered Business


Promptly after liability for insurance has begun on an individual risk, the CEDING COMPANY shall have the responsibility of maintaining adequate records for the administration of the reinsurance account and shall furnish BMA with monthly reports, in substantial conformity with the following:

      A.   MONTHLY NEW BUSINESS REPORT

           (1) policy number                      (10) amount reinsured
           (2) full name of insured               (11) automatic/facultative indicator
           (3) date of birth                      (12) state of residence
           (4) sex                                (13) table rating
           (5) issue age                          (14) flat extra (amount + number of years)
           (6) policy date                        (15) death benefit option (UL products)
           (7) underwriting classification        (16) net amount at risk
           (8) plan of insurance                  (17) transaction code
           (9) amount issued                      (18) currency if other than U.S.

B.    MONTHLY CONVERSION REPORT

      The CEDING COMPANY shall furnish BMA with a separate listing of reinsurance policies that are conversions or replacements to the plan(s) as stated in Schedule A. The listing should provide the following information:

      (1) 1 through 18 in 1.A above                 (4) attained age
      (2) original policy date                      (5) duration
      (3) original policy number                    (6) effective date if other than policy date

C.    MONTHLY PREMIUM REPORT

      At the end of each month the CEDING COMPANY shall send to BMA a listing of all reinsurance policies issued or renewing during the past month accompanied by the reinsurance premiums for such policies. The listing should be segregated into first year issues and renewals and should provide the following information:

        (1)  1 through 18 in 1.A above
        (2)  current net amount at risk
        (3) On Yearly Renewable Term treaties the net reinsurance premium due for each reinsured policy with the premium for life and each supplemental benefit separated.
        (4) On Coinsurance treaties the gross reinsurance premium, commissions, net reinsurance premium and other amounts (e.g. dividends, cash surrender values) with premium separated for life and each supplemental benefit.

      All monthly lists shall be submitted to BMA no later than the 20th day of the following month.

D.    MONTHLY CHANGE REPORT

      The CEDING COMPANY shall report the details of all policy terminations and changes on the reinsured policies. In addition to the data indicated in 1.A, above, the report should provide information about the nature, the effective date, and the financial result of the change with respect to reinsurance.

E.    MONTHLY POLICY EXHIBIT REPORT

      The CEDING COMPANY shall provide a summary of new issues, terminations, recaptures, changes, death claims and reinstatements during the month and the inforce reinsurance at the end of the month.

F.    QUARTERLY REPORTING

        1. Within ten (10) days following the end of the quarter, the CEDING COMPANY shall provide BMA with Premiums Due and Unpaid and Commissions Due and Unpaid. This report may be in summary form reporting totals by line of business with separate totals for first year and renewals.

        2. Within ten (10) days following the end of the quarter, the CEDING COMPANY shall provide BMA with totals for the reserve liability including statutory reserves by valuation basis segregated by Yearly Renewable Term and Coinsurance.

      G.     ANNUAL INFORCE LISTING

                  Within ten (10) days after the close of the year, the CEDING COMPANY shall furnish BMA a listing of reinsurance in force by policy, by year of issue, segregated by Yearly Renewable Term and Coinsurance and include tax reserves for the same.


      H.     CLAIMS

                  Claims shall be reported as incurred on an individual basis.


2.    Individual Cession Business


Promptly after liability for reinsurance has begun on the individual risk the CEDING COMPANY shall send BMA a "Reinsurance Cession". Based on the information on the "Reinsurance Cession", BMA will prepare and send the CEDING COMPANY a "Reinsurance Cession Card". When reinsurance is reduced or changed the CEDING COMPANY shall send BMA an "Amended Reinsurance Cession".


                                   ARTICLE IV

                              PLANS OF REINSURANCE

1.    Life reinsurance shall be ceded on the basis stated in Schedule A.

2. Copies of all life insurance policies, riders, rate manuals, benefit forms, commuted value tables and cash value tables shall be provided by the CEDING COMPANY to BMA, and BMA shall be promptly notified of any changes therein.

                                    ARTICLE V

                              REINSURANCE PREMIUMS

1.    Life Reinsurance Premiums

      A.   Life Reinsurance Premiums Paid on a Coinsurance Basis

           The CEDING COMPANY shall pay the current premium as shown in Exhibit II based on the amount of life insurance reinsured, less the allowance stated in Exhibit III. In addition, the CEDING COMPANY shall pay any substandard table extra and flat extra premiums, but shall exclude the policy fee. In the event the current premium is changed, BMA shall be notified by the CEDING COMPANY immediately.

      B.   Life Reinsurance Premiums on a Yearly Renewable Term Basis

           The life reinsurance premium on the net amount at risk shall be based on rates shown in Exhibit II.

           For those premiums less than the net premium rate or rates based on the 1980 Smoker/Nonsmoker CSO Table at 4 1/2% interest, only the latter rate or rates shall be guaranteed. Should BMA increase the reinsurance premiums to the 1980 Smoker/Nonsmoker CSO Table at 4 1/2% interest, then the CEDING COMPANY shall have the right to immediately recapture any business affected by that change.

                                   ARTICLE VI

                               PREMIUM ACCOUNTING

1.    Payment of Reinsurance Premium.

      A. The reinsurance premiums shall be paid to BMA using the rates shown in Exhibit II.

      B. On issues ceded by individual cessions BMA shall send the CEDING COMPANY each month two copies of a statement listing first year and renewal reinsurance premiums less refunds and allowances which are due during the current month.

      C. On self-administered business the CEDING COMPANY shall provide the statement to BMA using the format described in Article III Self-Administered Business.

      D. If a net reinsurance premium balance is payable to BMA the CEDING COMPANY shall pay this balance within forty-five (45) days after the close of that month. If the full balance is not received within the forty-five (45) day period, the reinsurance premiums for reinsurance risks listed on the statement, for which payment was not received, shall be delinquent and the liability of BMA shall cease as of the date reinsurance premium were due.

      E. If a net reinsurance premium balance is payable to the CEDING COMPANY, BMA shall pay this net balance within forty-five (45) days after the monthly statement was sent to the CEDING COMPANY. If the monthly statement has not been returned within forty-five (45) days, BMA shall assume the CEDING COMPANY has verified and is in agreement with the net balance and shall make payment to the CEDING COMPANY.

2.    Currency.

The reinsurance premiums and benefits payable under this Agreement shall be payable in the lawful money of the United States or Canada.

                                   ARTICLE VII

                                   OVERSIGHTS

1. If there is an unintentional oversight or clerical error in the administration of this Agreement by either the CEDING COMPANY or BMA, it can be corrected provided the correction takes place promptly after the time the oversight or clerical error is first discovered. In that event, the CEDING COMPANY and BMA will be restored to the position they would have occupied had such oversight or clerical error not occurred.

                                  ARTICLE VIII

                      REDUCTIONS, TERMINATIONS AND CHANGES

1.   A.    If in accordance with policy provisions the original policy is converted to permanent life insurance, the life risk under the converted policy which exceeds the amount of risk originally retained by the CEDING COMPANY shall continue to be reinsured with BMA.

      B. If there is a replacement where full underwriting evidence is not required according to the CEDING COMPANY regular underwriting rules, the life risk which exceeds the amount of risk originally retained by the CEDING COMPANY shall continue to be reinsured with BMA-

      C. If there is a replacement where full underwriting evidence is required by the CEDING COMPANY, reinsurance may be ceded to BMA subject to a written agreement between BMA and the CEDING COMPANY.

2. If the amount of insurance under a policy or rider reinsured under this Agreement increases and

      A. The increase is subject to new underwriting evidence, the provisions of Article I shall apply to the increase in reinsurance.

      B. The increase is not subject to new underwriting evidence, BMA shall accept automatically the increase in reinsurance but not to exceed the automatic binding limit as stated in Schedule A.

3. If the amount of insurance under a policy or rider reinsured under this Agreement is increased or reduced, any increase or reduction in reinsurance for the risk involved shall be effective on the effective date of the increase or reduction in the amount of insurance.

4. If any portion of the prior insurance retained by the CEDING COMPANY on an individual life reduces of terminates, any reinsurance under this Agreement based on the same life shall also be reduced or terminated. The CEDING COMPANY shall reduce its reinsurance by applying the retention limits which were in effect at the time the policy was issued. The "reinsurance adjustment due to lapse or reduction of previous insurance" shall be effective on the same date as the lapse or reduction of prior insurance. The reinsurance to be terminated or reduced shall be determined in chronological order by the date the risk was first reinsured. Two or more policies issued the same date shall be considered one policy.

5. If the insurance for a risk is shared by more than one reinsurer, BMA's percentage of the increased or reduced reinsurance shall be the same as BMA's percentage of initial reinsurance of the individual risk.

6. If a risk reinsured under this Agreement is terminated, the reinsurance for that risk shall be terminated as of the effective date of the termination.

7. For facultative reinsurance, if the CEDING COMPANY reduces the mortality rating, the reduction shall be subject to the facultative provisions of this Agreement as stated in Article I, Section 2.

8. BMA shall refund all unearned reinsurance premiums not including policy fees, less applicable allowances, arising from reductions, terminations and changes as described in this Article.

                                   ARTICLE IX

                              INCREASE IN RETENTION
                                 AND RECAPTURES

1. If the CEDING COMPANY changes its retention limits, as listed in Exhibit I, prompt written notice of the change shall be provided to BMA.

2. The CEDING COMPANY shall have the option of recapturing the reinsurance under this Agreement in the event the CEDING COMPANY increases its retention limit and the policies have been in force the required length of time as stated in Schedule A. The CEDING COMPANY may exercise its option to recapture by giving written notice to BMA within ninety (90) days after the effective date of the increase in retention. If the recapture option is not exercised within ninety days (90) days after the effective date of the increase in retention the CEDING COMPANY may choose to recapture at a later date. In that case, the date of the written notification to BMA shall determine the effective date the recapture program shall begin.

3.    If the CEDING COMPANY exercises its option to recapture, then:

      A. The CEDING COMPANY shall reduce the reinsurance on all individual risks on which it retained its maximum retention for the age and mortality rating that was in effect at the time the reinsurance was ceded.

      B. The CEDING COMPANY shall increase its total amount of insurance on the individual risk up to its new retention by reducing the amount of reinsurance. If an individual risk is shared by more than one reinsurer, BMA's percentage of the reduced reinsurance shall be the same as BMA's initial percentage of reinsurance on the individual risk.

C. The reduction of reinsurance shall become effective on the later of the following dates:

      (1)    The policy anniversary date immediately following the date the recapture program is to begin as determined by paragraph 2. of this Article;

      (2)    The number of years stated in Schedule A starting with the
                  "policy date."

D. In the event the CEDING COMPANY overlooks any reduction in the amount of a reinsurance policy because of an increase in the CEDING COMPANY's retention, the acceptance by BMA of reinsurance premiums under these circumstances shall not constitute a liability on the part of BMA for such reinsurance. BMA shall be liable only for a refund of premiums.

4.   No recapture shall be permitted for reinsurance on an individual risk if
     (a) the CEDING COMPANY retained less than its maximum retention for the age and mortality rating in effect at the time the reinsurance was ceded to BMA, or if (b) the CEDING COMPANY did not retain any of the individual risk.

                                    ARTICLE X

                                  REINSTATEMENT

1. If a policy reinsured under this Agreement lapses for nonpayment of premium or is continued on the Reduced Paid-up or Extended Term Insurance basis, and is reinstated in accordance with the terms of the policy and the CEDING COMPANY's rules, the reinsurance on such policy shall automatically be reinstated by BMA upon written notice of such reinstatement. The CEDING COMPANY shall pay BMA all back reinsurance premiums.

                                   ARTICLE XI

                           EXPENSE OF ORIGINAL POLICY


The CEDING COMPANY shall bear the expense of all medical examinations, inspection fees, and other charges in connection with the issuance of the insurance.

                                   ARTICLE XII

                                     CLAIMS

1. The CEDING COMPANY shall give BMA prompt notice of any claim. Copies of the proofs obtained by the CEDING COMPANY together with a statement showing the amount due or paid on such claim by the CEDING COMPANY shall be furnished to BMA. at the time payment is requested.

2. BMA shall accept the decision of the CEDING COMPANY in settling the claim and shall pay its portion to the CEDING COMPANY upon receipt of proof that the CEDING COMPANY has paid the claimant. It is agreed, however, that if a lesser amount at risk is retained by the CEDING COMPANY than the amount ceded to BMA, the CEDING COMPANY shall consult with BMA concerning its investigation and/or payment of the claim, although the final decision shall be that of the CEDING COMPANY.

3. The CEDING COMPANY shall notify BMA of its intention to contest, compromise, or litigate a claim involving reinsurance, and BMA shall pay its share of the payment and specific claim expenses therein involved. "Claim expenses" shall be deemed to mean only the reasonable legal and investigative expenses connected with the litigation or settlement of claims. "Claim expenses" shall not include expenses incurred in connection with a dispute or contest arising out of conflicting claims of entitlement to policy proceeds which the CEDING COMPANY admits are payable or any routine claim administrative expenses including compensation of salaried officers and employees of the CEDING COMPANY and any possible extracontractual damages.

4. In the event the amount of insurance provided by a policy or policies reinsured hereunder is increased or reduced because of a misstatement of age or sex established after the death of the insured, BMA shall share in the increase or reduction in the proportion that the net liability of BMA bore to the sum of the retained net liability of the CEDING COMPANY and the net liability of other reinsurers immediately prior to such increase or reduction. The reinsurance with BMA shall be written from commencement on the basis of the adjusted amounts using premiums and reserves at the correct ages and sex. The adjustment for the difference in premiums shall be made without interest.

5. It is understood and agreed that the payment of a death claim by BMA shall be made in one sum regardless of the mode of settlement under the policy of the CEDING COMPANY.

6. In no event shall BMA have any liability for any Extra-Contractual damages which are assessed against the CEDING COMPANY as a result of acts, omissions or course of conduct committed by the CEDING COMPANY or its agents, other than a good faith decision to deny claim liability, in connection with insurance reinsured under this Agreement. It is recognized that there may be special circumstances involved which indicate that BMA should participate in certain assessed damages. These circumstances are not amenable to advance specific definition, but could include those situations in which BMA was an active party in the act, omission or course of conduct which ultimately results in the assessment of such damages. The extent of such participation will be determined on a good faith assessment of culpability in each case, but all factors being equal, the division of any such assessment will generally be in the proportion of net liability borne by each party.

7. If a claim is approved for disability waiver of premium insurance reinsured under this Agreement, the CEDING COMPANY shall continue to pay reinsurance premiums to BMA. BMA shall reimburse the CEDING COMPANY BMA's share of the annual liability.

                                  ARTICLE XIII

                                   TAX CREDITS

In jurisdictions which impose premium taxes on the CEDING COMPANY without deduction for reinsurance, BMA shall reimburse the CEDING COMPANY for taxes paid on the amount of the reinsurance premiums on the basis shown in Schedule A, unless BMA itself is required to pay a direct tax on such reinsurance premiums.

                                   ARTICLE XIV

                              INSPECTION OF RECORDS


BMA shall have the right, at any reasonable time, to inspect at the office of the CEDING COMPANY, all books and documents which relate to reinsurance under this Agreement.

                                   ARTICLE XV

                                   INSOLVENCY

1. In the event of insolvency of the CEDING COMPANY, all reinsurance shall be payable by BMA directly to the CEDING COMPANY or its liquidator, receiver, or statutory successor, on the basis of the liability of the CEDING COMPANY under the policy or policies reinsured, without diminution because of the insolvency of the CEDING COMPANY.

2. It is agreed that the liquidator, receiver, or statutory successor of the insolvent CEDING COMPANY shall give written notice to BMA of the pending of a claim against the insolvent CEDING COMPANY on any policy reinsured within a reasonable time after such claim is filed in the insolvency proceedings. During the pendency of any such claim BMA may investigate such claim and interpose, in the proceeding where such claim is to be adjudicated, any defense or defenses which BMA may deem available to the CEDING COMPANY or its liquidator, receiver, or statutory successor. The expense thus incurred by BMA shall be chargeable, subject to court approval, against the insolvent CEDING COMPANY as part of the expense of liquidation to the extent of a proportionate share of the benefit which may accrue to the CEDING COMPANY solely as a result of the defense undertaken by BMA.

3. Where two or more reinsurers are participating in the same claim and a majority in interest elect to interpose a defense to such claim, the expense shall be apportioned in accordance with the terms of the Agreement as though such expenses had been incurred by the CEDING COMPANY.

4. Any debts or credits, matured or unmatured, liquidated or unliquidated, in favor of or against either the CEDING COMPANY or BMA with respect to this agreement or with respect to any other claim of one party against the other are deemed mutual debts or credits, as the case may be, and shall be set off, and only the balance shall be allowed or paid.

                                   ARTICLE XVI

                                   ARBITRATION

1. It is the intention of the CEDING COMPANY and BMA that the customs and practices of the insurance and reinsurance industry shall be given full effect in the operation and interpretation of this Agreement. The parties agree to act in all things with the highest good faith. However, if BMA and the CEDING COMPANY cannot mutually resolve a dispute or claim which arises out of or relates to this agreement, the dispute or claim shall be settled through arbitration.

2. The arbitrators shall be impartial regarding the dispute, and shall base their decision on the terms and conditions of this agreement plus, as necessary, on the customs and practices of the insurance and reinsurance industry.

3. There shall be three arbitrators who must be officers of life insurance companies other than the parties to this agreement. Each of the parties to this agreement shall appoint one of the arbitrators and these two arbitrators shall select the third. If a party to this agreement fails to appoint an arbitrator within thirty days after the other party to this agreement has given notice of the arbitrator appointment, the American Arbitration Association shall appoint an arbitrator for the party to this Agreement that has failed to do so. Should the two arbitrators be unable to agree on the choice of the third, then the appointment of this arbitrator is left to the American Arbitration Association.

4. Except for the appointment of arbitrators in accordance with the provisions of Section 3 of this Article, arbitration shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association which are in effect on the date of delivery of demand for arbitration. Arbitration shall be conducted in Kansas City, Missouri.

5. Each party to this agreement shall pay part of the arbitration expenses which are apportioned to it by the arbitrators.

6. The award agreed by the arbitrators shall be final, and judgment may be entered upon it in any court having jurisdiction.

                                  ARTICLE XVII

                              PARTIES TO AGREEMENT

This is an Agreement for indemnity reinsurance solely between the CEDING COMPANY and BMA. The acceptance of reinsurance under this Agreement shall not create any right or legal relation whatever between BMA and the insured, owner, or any other party to or under any policy reinsured under this Agreement.

                                  ARTICLE XVIII

                            TERMINATION OF AGREEMENT

1. This Agreement may be terminated at any time by either party giving at least ninety (90) days written notice of termination. The day the notice is deposited in the mail addressed to the Home Office, or to an Officer of either company shall be the first day of the ninety-day (90) period.

2. The CEDING COMPANY shall continue to cede reinsurance and BMA shall continue to accept reinsurance, as provided for by the terms of this Agreement, until the date of termination.

3. All automatic reinsurance which became effective prior to the termination of this Agreement and all facultative reinsurance approved by BMA based upon applications received prior to termination of this Agreement shall remain in effect until its termination or expiration, unless the CEDING COMPANY and BMA mutually decide otherwise.

IN WITNESS WHEREOF, this agreement shall be effective with policies dated 12:01 A.M. January 1, 1993 and is hereby executed in duplicate between

                          SAFECO LIFE INSURANCE COMPANY
                              Seattle, Washington

                        referred to as the CEDING COMPANY
                                       and

                   BUSINESS MEN'S ASSURANCE COMPANY OF AMERICA
                              Kansas City, Missouri

                               referred to as BMA,

and duly signed by both parties' respective officers as follows:

THIS AGREEMENT CONTAINS A BINDING ARBITRATION PROVISION WHICH MAY BE ENFORCED BY THE PARTIES.


                                       CEDING COMPANY


                          /s/ [Signature Illegible]   Actuary           1-25-93
                        _____________________________ _________________________
                          Signature                      Title

                          /s/ Dale Johnson            Asst. Vice Pres.
                        _____________________________ _________________________
                          Signature                      Title

                                        Jan. 26, 1993
                                       ______________________
                                               date


BMA

/s/ [Signature illegible]
_____________________________  Managing Director/Reinsurance
           signature                             title


/s/ W.M. Couch                 Reinsurance
_____________________________  Administrative Vice President
           signature                             title

        February 2, 1993
     _____________________________
                   date

                                   SCHEDULE A

                                 SPECIFICATIONS

1.           TYPE OF BUSINESS:

             Life insurance issued by the CEDING COMPANY


2.           TYPE OF REPORTING

             Self-administered


3.           PLANS OF INSURANCE:

             Single life plans


4.           BASIS OF REINSURANCE: Automatic Yearly Renewable Term

             SURNAME ALPHABETIC DIVISION: A-Z
             25% Quota share


5.           JUMBO LIMIT:

                    A.   Life: $20,000,000

                    B.   Accidental Death: $300,000

6.           BINDING LIMIT:

                    A. Life: Two (2) times the retention of the CEDING COMPANY

                    B. Waiver of Premium or Monthly Cost of Insurance: Amounts equal to but not exceeding the premiums payable to the CEDING COMPANY for the amount of life insurance ceded to BMA.

                    C. Accidental Death: $200,000


7.           YEARS TO RECAPTURE:

                    Ten (10) years

8.           PREMIUM TAX REIMBURSEMENT:

             Premium taxes reimbursed based on reinsurance premiums received.

                                   SCHEDULE B

The following benefits are reinsured under this agreement:

1.          LIFE

             A. Single Life Plans - The net amount at risk shall be provided by the CEDING COMPANY on the self-administered reports.


2.           WAIVER OF PREMIUM OR MONTHLY COST OF INSURANCE

             Reinsurance premiums in the first year is zero. Renewal reinsurance premiums to BMA are 90% of the gross disability premium charged the insured by the CEDING COMPANY on the initial amount reinsured for waiver of premium and the amount reinsured for monthly cost of insurance.


3.           ACCIDENTAL DEATH


             Reinsurance premium in the first year is zero. Renewal premiums are 90% of the premium charged the insured by the CEDING COMPANY on the initial amount reinsured.

                                   SCHEDULE C

                             ADDITIONAL INFORMATION


1. This agreement includes coverage for conditional receipt liability for facultative cases sent to BMA In no event shall BMA's conditional receipt liability exceed $750,000.00 or the automatic binding limit specified in Schedule A, whichever is less.

             BMA's conditional receipt liability shall begin simultaneously with the CEDING COMPANY's liability and shall cease upon:

             A.   BMA's declination of the risk, or

             B. The first acceptance by the CEDING COMPANY of an unconditional offer by a reinsurer other than BMA, or

             C. The expiration of 120 days from the date BMA's facultative offer is communicated to the CEDING COMPANY.

2. This agreement includes coverage for a Guaranteed Insurability Option Rider using the rates shown in Schedule 1.

3. BMA will accept individual cessions up to $10,000,000 on the premium schedules marked Exhibit II and III; reinsurance rates marked Exhibit IV will apply to amounts in excess of $10,000,000.

4. Reinsurance premiums are based on a percentage applied to BMA's ALB rates.

5.           There arc no policy fees paid to BMA under this agreement.

6. Term riders reinsured shall be charged the same rate as the base plan.


                                   EXCEPTIONS

1.           Article III, Administrative Reporting,

             All reporting will be furnished to BMA on a quarterly basis.

                                    EXHIBIT I


                               RETENTION SCHEDULE


                 CEDING COMPANY: SAFECO LIFE INSURANCE COMPANY


         CEDING COMPANY'S MAXIMUM LIMITS OF RETENTION - MALE AND FEMALE


                 EFFECTIVE WITH POLICIES DATED:


                                      LIFE

Please be sure to show your limit of retention for all ages and all rate classifications. Show "none" in all categories where you have no retention.


                                  SUBSTANDARD              SUBSTANDARD               SUBSTANDARD
ISSUE                             TABLE FLAT EXTRA         TABLE FLAT EXTRA          TABLE FLAT EXTRA
AGES             STANDARD         All
All*             $500,000         $500,000

*Ages 0-80



                                   DISABILITY

Is your Disability (Waiver of Premium, Waiver of Monthly Deduction) retention the same as Life? No
                  ----

If not, explain. U.L. PLANS: REINSURED IN PROPORTION TO BASE COVERAGE REINSURED.
                 NON U.L. PLANS: (THESE ARE PRIMARILY TERM): RETENTION OF $10,000 ANNUAL PREMIUM.

Do you have a separate retention for Payor Benefit issued in connection with children's policies, based on commuted amount of premium? No If so, what is
the commuted amount retention?                            ----
                               ----

                             ACCIDENTAL DEATH (ADB)

         $ 250,000 (maximum issue: lesser of: $250,000 or 3 times base)

Does your ADB retention apply to any ADB rate classification assigned?  No
                                                                       ----
Is ADB retention in addition to Life amount above?  No
                                                   ----

                                   EXHIBIT IA

                             UNDERWRITING GUIDELINES

                      Principle Underwriting Manual NARe'S

                        SAFECO LIFE MEDICAL REQUIREMENTS


                *AGES 0-34    AGES 35-45     AGES 46-50     AGES 51-60     AGES 61-70     AGES 71-80
                ----------    ----------     ----------     ----------     ----------     ----------
 **Amounts       Non-Med       Non-Med        Non-Med        Paramed-I      Paramed-II     MD Exam
   0-50,000                                                                                EKG
                                                                                           SMA-HORL

   50,001-       Non-Med       Non-Med        Paramed-I      Paramed-I      Paramed-II     MD Exam
   99,999                                                                                  EKG
                                                                                           SMA-HORL

   100,000-      Paramed-I     Paramed-I      Paramed-I      Paramed-I      Paramed-II     MD Exam
   249,999       MP-HORL       MP-HORL        MP-HORL        MP-HORL        MP-HORL        EKG
                                                                                           SMA-HORL

   250,000-      Paramed-I     Paramed-I      Paramed-II     Paramed-II     MD-Exam        MD Exam
   499,999       MP-HORL       MP-HORL        MP-HORL        MP-HORL        EKG            EKG
                                                                            SMA-HORL       SMA-HORL

   500,000-      Paramed-I     Paramed-II     Paramed-II     MD Exam        MD Exam        MD Exam
   1,000,000     SMA-HORL      SMA-HORL       SMA-HORL       EKG            XKG            EKG
                                                             SMA-HORL       SMA-HORL       SMA-HORL

   1,000,001-    MD Exam       MD Exam        MD Exam        MD Exam        MD Exam        MD Exam
   2,000,000     SMA-HORL      EKG            EKG            XKG            XKG            EKG
                               SMA-HORL       SMA-HORL       SMA-HORL       SMA-HORL       SMA-HORL
                                                                                           X-Ray

***Over          MD Exam       MD Exam        MD Exam        MD Exam        MD Exam        MD Exam
   2,000,000     EKG           XKG            XKG            XKG            XKG            EKG
                 SMA-HORL      SMA-HORL       SMA-HORL       SMA-HORL       SMA-HORL       SMA-HORL
                                              SMKR: X-Ray    SMKR: X-Ray    SMKR: X-Ray    X-Ray

NOTE:  HOS-HORL required with every exam or blood test.

  *NON-MEDICAL: AGES 0-15 ARE NON-MEDICAL THROUGH $249,999. ENTER CHART AT
   $250,000 and up.
 **If GIO is applied for, include amount of first GIO option in arriving at the exam requirements.
***A chest X-Ray is required for amounts $5 million and up, all ages, smokers and non-smokers.

SEE REVERSE SIDE FOR LIST OF APPOINTED PARAMEDICAL COMPANIES AND INSTRUCTIONS FOR ORDERING MEDICAL REQUIREMENTS.

Effective June 15, 1992

                                   EXHIBIT IIA

FLAT EXTRA PREMIUMS


PERMANENT EXTRAS (for more than Five Years)


             Reinsurance premium in the first year are zero. In renewal years, it is 80% of the flat extra premium charged the insured by the CEDING COMPANY, multiplied by the initial amount ceded. (For cost of insurance plans use net amount at risk)

TEMPORARY EXTRA (for Five Years or Less)

             Reinsurance premium is 80% of the flat extra premium charged the insured by the CEDING COMPANY in first and renewal years, multiplied by the initial amount ceded. (For cost of insurance plans, use net amount at risk)


SUBSTANDARD PREMIUMS

             Substandard premiums are increased standard premiums 25% per Table.

                                    ADDENDUM

                 to the Automatic Umbrella Reinsurance Agreement

                           covering Single life plans

                             dated January 1, 1993

                                    between

                          SAFECO LIFE INSURANCE COMPANY
                               Seattle, Washington
                     (hereinafter called the CEDING COMPANY)

                                       and

                   BUSINESS MEN'S ASSURANCE COMPANY OF AMERICA
                              Kansas City, Missouri
                          (hereinafter called the BMA)


Purpose: To include BMA's second excess automatic coverage on the Variable Universal Life plan.


                1. BMA shall accept two times the retention of the CEDING COMPANY (25% of the maximum $4,000,000 pool) of the second excess coverage for the Variable Universal Life plan. BMA will not participate in the first excess (30% of the issue amount) up to the maximum of first excess participation ($214,000). When the insurance amount exceeds the CEDING COMPANY's retention and the first excess limits, BMA will accept 25% of the second excess reinsurance.

                2.     THE EFFECTIVE DATE shall be January 1, 1993.

Except as herein amended, the provisions of the said Reinsurance Agreement shall remain unchanged.

IN WITNESS WHEREOF, this addendum is hereby executed in duplicate between the parties concerned, and is duly signed by both parties respective officers as follows:


                          CEDING COMPANY                     Actuary

                              /s/ [Signature Illegible]       1-25-93
                          _______________________________   ___________________
                                   signature                  title



                              /s/ Dale Johnson              Asst. Vice President
                          _______________________________   ____________________
                                   signature                  title


                                              Jan. 26, 1993
                                         ________________________
                                                   date